Exhibit 99.1

TRIUS THERAPEUTICS ANNOUNCES PRICING OF $30 MILLION FINANCING

San Diego, CA, May 25, 2011 – Trius Therapeutics, Inc. (NASDAQ: TSRX), a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibiotics for life-threatening infections, today announced that it has entered into definitive agreements with certain accredited investors in connection with a private placement financing transaction pursuant to the registration exemptions under the Securities Act of 1933, as amended.

Upon the closing of the transaction, Trius will receive gross proceeds of $30,162,500 in exchange for the issuance to such investors of 4,750,000 shares of Trius common stock and warrants to purchase 1,662,500 shares of Trius common stock. The warrants will be exercisable for a period of five years commencing on November 27, 2011 at an exercise price of $8.50 per share. The closing of the transaction, which is subject to customary closing conditions, is scheduled to occur on or about May 31, 2011. Trius intends to use the net proceeds of the transaction to fund the continued clinical development of torezolid phosphate, and for general corporate purposes.

Piper Jaffray & Co. served as sole lead placement agent and Ladenburg Thalmann & Co. Inc. served as co-placement agent for the transaction, and Citigroup Global Markets Inc. served as Trius’ financial advisor in connection with the transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. Trius has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock, including the shares of common stock issuable upon exercise of the warrants, sold in the private placement. Trius has agreed to file the registration statement within 30 days of the closing of the private placement. If any shares are unable to be included on the initial registration statement, Trius has agreed to file subsequent registration statements until all the shares have been registered, and the registration rights agreement imposes certain customary cash penalties on Trius for its failure to satisfy specified filing and effectiveness time periods.

About Trius Therapeutics

Trius Therapeutics is a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibiotics for life-threatening infections. The company’s lead investigational drug, torezolid phosphate, is an IV and orally administered second generation oxazolidinone in Phase 3 clinical development for the treatment of acute bacterial skin and skin structure infections (ABSSSI), the first such trial to be initiated under a Special Protocol Assessment (SPA). In addition to the company’s torezolid phosphate clinical program, it is currently conducting three preclinical programs using its proprietary discovery platform to develop antibiotics to treat infections caused by gram-negative bacteria. For more information, visit www.triusrx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the anticipated gross proceeds of the transaction, expected closing date of the transaction and expected use of proceeds from the transaction. Risks that contribute to the uncertain nature of the forward-looking statements include: Trius’ ability to obtain additional financing; the success and timing of Trius’ preclinical studies and clinical trials; regulatory developments in the United States and foreign countries; the performance of third-party manufacturers; changes in Trius’ plans to develop and commercialize its product candidates; Trius’ ability to obtain and maintain intellectual property protection for its product candidates; and the loss of key scientific or management personnel. These and other risks and uncertainties are described more fully in Trius’ most recently filed SEC documents, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including those factors discussed under the caption “Risk Factors” in such filings. All forward-looking statements contained in this press release speak only as of the date on which they were made. Trius undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Public Relations Contact:	Investor Relations Contact:
Jason Spark at Canale Communications, Inc.	Stefan Loren at Westwicke Partners, LLC
jason@canalecomm.com	sloren@westwicke.com
619-849-6005	443-213-0507

6310 Nancy Ridge Drive, Suite 101, San Diego, CA 92121	Tel: 858-452-0370
www.triusrx.com	Fax: 858-677-9975